                                                                 Exhibit 10.11

                               SERVICES AGREEMENT

      THIS AGREEMENT, made and entered into as of this 1st day of May, 1998, by and between QUAESTUS MANAGEMENT CORPORATION, a Delaware corporation ("QUAESTUS") and CUMULUS MEDIA INC., an Illinois corporation (the "Company") (QUAESTUS and the Company shall be referred to collectively as the "Parties").

                                R E C I T A L S:

      WHEREAS, the Company is in the business of identifying and entering into acquisitions of media properties;

      WHEREAS, QUAESTUS has expertise and resources in the areas of market identification, due diligence, and corporate finance support; and

      WHEREAS, the Company wishes to outsource the provision of these services to QUAESTUS.

      NOW, THEREFORE, the Parties agree as follows:

      1. Term. The effective date of this Agreement shall be _____________ ("Effective Date") and it shall continue in effect until the second anniversary of the Effective Date unless terminated before then as provided below.

      2. Provision of Services. The Company agrees to purchase, and QUAESTUS agrees to provide, services under the terms and conditions described herein.

      3. Duties of Service Provider. QUAESTUS has and will maintain a staff trained and experienced in identifying broadcast and media properties, analyzing media markets, using broadcast research tools and methods, and developing cash flow and analytical financial models to support the process of identifying attractive broadcast markets and prospective acquisition candidates for the Company within those markets. Such staff is and will be adequate for the performance of QUAESTUS' duties under this Agreement. Services to be rendered by QUAESTUS under this Agreement shall include the services identified in Exhibit A to this Agreement. In addition to the services of its own staff, QUAESTUS shall, after consultation with the Company regarding services to be rendered at the Company's request, arrange for and coordinate the services of other professionals and experts, such as consulting engineers, broadcast research services, or other outside service providers. Such use of service providers other than QUAESTUS shall be at the expense of the Company. QUAESTUS shall report to and be accountable to the Chief Executive Officer and Chief Financial Officer in connection with the performance of its services under this Agreement.

      4. Compensation. In consideration of the services to be provided by QUAESTUS, the

Company agrees to pay QUAESTUS the amounts listed in Exhibit B to this Agreement. Such amounts shall be due and payable upon the closing of the transactions which relate to the services provided. No amounts shall be due for transactions which do not close. In addition, the Company shall promptly, but in no event later than thirty (30) days, reimburse QUAESTUS for all of its documented out-of-pocket and direct expenses incurred in connection with the performance of its services under this Agreement. The Chief Financial Officer of the Company may request QUAESTUS to provide corporate support services in addition to those outlined in Appendix A to this agreement, such as marketing support, graphic design, administrative services, shareholder relations, and other services. Such services shall be provided under such terms as may be agreed between the Chief Financial Officer and QUAESTUS and approved by the outside members of the Company's Board of Directors

      5. Termination. This Agreement may be terminated for cause by either Party upon thirty (30) days' notice, plus the cure period described in section 6 below. "Cause" for this purpose shall consist of a Party's failure substantially to perform its duties under this Agreement. Otherwise the Agreement shall terminate upon the expiration of the term described in Section 1 above. Notwithstanding the termination of the Agreement, QUAESTUS shall be entitled to compensation for services provided before termination in connection with Company transactions which are consummated after termination.

      6. Cure Period. The defaulting party shall have thirty (30) days from the date on which the non-defaulting party has provided the defaulting party with written notice specifying the event(s) of default to curer any such event(s) of default. If the event of default cannot be cured by the defaulting party within such time period but commercially reasonably efforts are being made to effect a cure or otherwise secure or protect the interests of the non-defaulting party (in which case, if successful, the event of default shall be deemed cured), then the defaulting party shall have an additional period not to exceed thirty (30) days to effect a cure or a deemed cure.

      7. Renewal. The Agreement shall be renewed for an additional twelve-month term beyond the initial term upon the same terms and conditions, unless either Party provides written notice to the other Party no later than thirty (30) days before the expiration of the initial term, of its intent to terminate the Agreement.

      8. Amendment. This Agreement can be modified or amended only by a writing signed by the parties hereto.

      9. Entire Agreement. This Agreement reflects the sole understanding of the Parties with respect to the subject matter hereof and supersedes and replaces any agreement (whether oral or written) between the Parties with respect to the subject matter hereof.

      10. Indemnification. The Company shall indemnify, defend, and hold harmless QUAESTUS from and against any and all claims, losses, costs, liabilities, damages, and expenses (including reasonable attorneys' fees and other expenses incidental thereto) of every kind, nature and description arising out of QUAESTUS' provision of services to the Company under this Agreement, except and to the extent that QUAESTUS has committed gross negligence or willful misconduct.

      11. Assignment; Binding Effect. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      12. Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

      IN WITNESS WHEREOF, the undersigned have executed this Services Agreement as of the date first above written.

                                       QUAESTUS MANAGEMENT CORPORATION

                                       By:
                                          --------------------------------------
                                          Charles F. Wright, Vice President


                                       CUMULUS MEDIA INC.

                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------

EXHIBIT A

Services to be Provided by QUAESTUS

1.    Industry Research

      -- Perform function comparable to media research group of investment bank -- Monitor current status of acquisition multiples
      -- Review trade press
      -- Public company research, filings retrieval, etc
      -- Analyze competitors' acquisition strategy, capital structures

2.    Deal Sourcing and Origination

      -- Identify and screen potential radio markets based on Cumulus criteria -- Retrieve and distribute BIA and other data
      -- Review trade press
      -- Discuss potential markets with brokers, analysts, industry experts
      -- Prepare profiles of markets and competitors
      -- Market modeling and assessment
      -- Bid discussions and strategies
      -- Research on sellers/competitors
      -- Prepare valuations based on cash flow and other criteria
      -- Analyze comparable sales

3.    Due Diligence/Acquisition Support

      -- Prepare and distribute due diligence request lists
      -- Collate and distribute due diligence materials received from Sellers -- Follow-up with Sellers to make certain all necessary information received
      -- Follow-up with Company personnel to make certain all data analyzed -- Re-formatting of financial data to Company's management format
      -- Coordinate and oversee outside diligence efforts by environmental consultants, financial consultants, and engineers
      -- Prepare contract summaries
      -- Schedule audits as needed at Seller locations
      -- Prepare contour and engineering analysis to support FCC applications

4.    Support for Board of Directors

      -- Prepare acquisition materials and other board decision materials for
         Directors
      -- Respond to requests for additional information

5.    Corporate Finance /Treasury Support

      -- Prepare and maintain current actual and projected financial models -- Respond to financial questions from investors, lenders
      -- Cash needs analysis
      -- Equity/debt discussion
      -- Covenant compliance forecasts
      -- Investor return models
      -- Prepare and revise models to test various financial forecasts and conditions
      -- Budgeting process support

6.    Public Relations /Marketing Support

      -- Draft, maintain and update Company and personnel brochure
      -- Serve as chief public contact for the Company
      -- Develop Company's public and community services programs
      -- Develop and maintain relationships with public officials on Company's behalf

EXHIBIT B

Compensation

For each transaction which is successfully consummated, upon closing the Company shall pay QUAESTUS:

$15,000 for each transaction involving one FM station;

$30,000 for each transaction involving two FM stations;

$45,000 for each transaction involving three FM stations; and.

$60,000 for each transaction involving four or more FM stations.